UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2006

NovaMed, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26625	36-4116193
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

980 North Michigan Avenue, Suite 1620, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 664-4100

Section 3 - Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a) On April 12, 2006, NovaMed, Inc. received a Nasdaq Staff Determination letter indicating that NovaMed fails to comply with the filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14) because NovaMed has not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Form 10-K”). As a result, NovaMed’s common stock is subject to delisting from the Nasdaq National Market. NovaMed intends to request a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to appeal the Staff’s determination. Pending a decision by the Panel, NovaMed’s common stock will remain listed on the Nasdaq National Market. There can be no assurance that the Panel will grant NovaMed’s request for continued listing.

As previously disclosed, the delay in filing of NovaMed’s 2005 Form 10-K will allow for the completion and audit of certain restatement adjustments to previously filed financial statements. NovaMed and the Audit Committee of its Board of Directors are working diligently to finalize and file the 2005 Form 10-K as soon as possible.

On April 13, 2006, NovaMed, Inc. issued a press release announcing its receipt of the Nasdaq Staff Determination letter, a copy of which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Title

99.1	Press release dated April 13, 2006 announcing NovaMed, Inc.’s receipt of Nasdaq Staff Determination letter on April 12, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaMed, Inc.

Dated: April 17, 2006	By:	/s/ Scott T. Macomber
Scott T. Macomber, Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release dated April 13, 2006 announcing NovaMed, Inc.’s receipt of Nasdaq Staff Determination letter on April 12, 2006